Exhibit 99.1

Demandware Announces Second Quarter 2014 Financial Results

56% Subscription Revenue Growth

BURLINGTON, Mass.--(BUSINESS WIRE)--August 5, 2014--Demandware®, Inc. (NYSE: DWRE), the industry-leading provider of enterprise cloud commerce solutions, today announced strong financial results for its second quarter ended June 30, 2014.

Second Quarter Highlights

  Subscription revenue for the second quarter was $32.5 million, a 56% year over year increase from $20.8 million in the second quarter of 2013
  Total revenue for the second quarter was $36.1 million, a 55% year over year increase from $23.2 million in the second quarter of 2013
  GAAP subscription gross margin of 81%, versus 80% in the second quarter of 2013
  GAAP total gross margin of 72%, versus 72% in the second quarter of 2013
  226 live customers at June 30, 2014, an increase of 40% from 162 last year
  924 live sites at June 30, 2014, an increase of 39% from 667 last year
  Conducted Annual XChange Customer Conference

“We were very pleased to achieve another quarter of greater than 50 percent subscription revenue growth,” stated Tom Ebling, Chief Executive Officer, Demandware. “With its enterprise-class scalability, robust merchandising functionality and high-levels of customization, the Demandware Commerce platform empowered customers to grow their digital operations, which drove our outperformance again this quarter. Today, retailers are increasingly looking for a single platform to manage all consumer interactions across physical and digital channels. Our cloud platform and deep heritage of innovation, puts us in the best competitive position to deliver on retail’s increasingly demanding omni-channel imperatives.”

  Demandware signed significant new customers during the quarter, including Bossini Clothing, Dooney & Bourke, Greis Deco, Gurwitch Products, Men at Work, Pacific Coast Feather and Panasonic.
  Leading retailers such as Comark, Payless ShoeSource, Stokke and Timbuk2 were among the companies that launched new initial sites on the Demandware Commerce platform during the second quarter.
  Existing customers like american golf, Bare Escentuals, Ecco, Gaiam, L’Oreal, Lifetime Brands, Quiksilver, Reitmans, Rituals, Sandro and Wolverine Worldwide expanded their operations on the Demandware Commerce platform.

“Our better than expected growth in the second quarter demonstrates the strength of our shared success strategy,” stated Tim Adams, Demandware Chief Financial Officer. “As we move into the second half of the year, we remain focused on increasing market share as quickly as possible and enhancing our leadership position in the multi-billion dollar market for digital commerce solutions. We are confident that our investments, particularly in large enterprise accounts, omni-channel solutions and geographic expansion, will deliver long term value to our shareholders.”

Our GAAP net loss for the second quarter of 2014 was $9.2 million, or $(0.27) per share, as compared to a net loss of $8.5 million, or $(0.28) per share attributable to common stockholders, for the second quarter of 2013. Non-GAAP net loss for the second quarter of 2014 was $1.0 million, or $(0.03) per share, as compared to non-GAAP net loss of $5.1 million, or $(0.17) per share, for the second quarter of 2013.(1)

At June 30, 2014, we had $257.9 million in cash, cash equivalents and short term investments on the balance sheet, as compared to $279.6 million at December 31, 2013.

(1) Non-GAAP net loss and non-GAAP net loss per share excludes expenses related to stock-based compensation and compensation expense related to contingent retention bonuses for the January 2014 acquisition of Mainstreet Commerce.

Quarterly Conference Call

To access the call which will take place today at 8:30 a.m. ET, please dial (866) 700-6293 in the U.S. or +1 (617) 213-8835 internationally. The Passcode for the call is: 41124453. A live webcast of the call will also be available on the investor relations section of the company’s website. An audio replay will be available for one week following the conclusion of the call through August 12, 2014. The replay number is (888) 286-8010 in the U.S. or +1 (617) 801-6888 internationally. The Passcode for the replay is: 64398119. The replay will also be available as a webcast on Demandware’s Investor Relations website.

About Demandware

Demandware, the category defining leader of enterprise cloud commerce solutions, empowers the world’s leading retailers to continuously innovate in our complex, consumer-driven world. Demandware’s open cloud platform provides unique benefits including seamless innovation, the LINK ecosystem of integrated best-of-breed partners, and community insight to optimize customer experiences. These advantages enable Demandware customers to lead their markets and grow faster. For more information, visit www.demandware.com, call +1-888-553-9216 or email info@demandware.com.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Demandware's future financial performance, market growth, the demand for Demandware's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Demandware's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Demandware's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Demandware disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their contracts for our solution; the seasonality of our business; our ability to manage our growth; the variance of our business from quarter to quarter; the continued growth of the market for on-demand software; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the loss of any of our key employees; the length of the sales and implementation cycles for our solutions; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; changes in current tax or accounting rules; and other risks and uncertainties. Further information on potential factors that could affect actual results is included in Demandware’s reports filed with the SEC.

Non-GAAP Financial Measures

Demandware has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share. Demandware uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Demandware’s ongoing operational performance. Demandware believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Demandware's industry, many of which present similar non-GAAP financial measures to investors to help investors better understand the ongoing operating performance of the business. Non- GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share exclude expenses related to stock-based compensation and compensation expense related to contingent retention bonuses for the January 2014 acquisition of Mainstreet Commerce. Stock-based compensation is often difficult to predict and often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP financial measures that the Company uses may differ from measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Demandware, Inc. Condensed Consolidated Balance Sheets (unaudited, in thousands)

	June 30, 2014	December 31, 2013
ASSETS

Current assets:
Cash and cash equivalents	$169,799	$242,425
Short-term investments	88,102	37,133
Accounts receivable, net of allowance of doubtful accounts	24,842	28,402
Prepaid expenses and other current assets	9,649	4,315
Total current assets	292,392	312,275

Property and equipment, net	15,195	9,790
Purchased intangible assets, net	2,334	-
Goodwill	8,966	-
Other assets	4,080	1,866
Total assets	$322,967	$323,931

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of notes payable	$1,493	$2,727
Accounts payable	3,061	3,174
Accrued expenses	15,059	17,362
Deferred revenue	23,413	19,609
Deferred rent	35	184
Total current liabilities	43,061	43,056

Long-term liabilities:
Deferred revenue	18,106	18,862
Notes payable	631	1,524
Deferred rent	1,069	884
Total liabilities	62,867	64,326

Stockholders' equity:
Common stock	349	343
Additional paid-in capital	375,197	356,766
Accumulated other comprehensive gain	66	64
Accumulated deficit	(115,512)	(97,568)
Total stockholders’ equity	260,100	259,605
Total liabilities and stockholders' equity	$322,967	$323,931

Demandware, Inc. Condensed Consolidated Statements of Operations (unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue:
Subscription	$32,505	$20,806	$62,410	$39,711
Services	3,580	2,401	5,853	4,010
Total revenue	36,085	23,207	68,263	43,721

Cost of revenue:
Subscription	6,266	4,080	11,700	8,044
Services	3,739	2,462	7,213	4,980
Total cost of revenue	10,005	6,542	18,913	13,024

Gross profit	26,080	16,665	49,350	30,697

Operating expenses:
Sales and marketing	17,621	14,180	34,104	25,556
Research and development	8,040	5,377	15,011	10,117
General and administrative	9,444	5,521	17,756	10,754
Total operating expenses	35,105	25,078	66,871	46,427

Loss from operations	(9,025)	(8,413)	(17,521)	(15,730)

Other income (expense):
Interest income	75	55	141	117
Interest expense	(30)	(68)	(83)	(147)
Other income (expense)	22	116	11	(303)

Other income (expense), net	67	103	69	(333)
Loss before income taxes	(8,958)	(8,310)	(17,452)	(16,063)
Income tax expense	227	145	492	364

Net loss	$(9,185)	$(8,455)	$(17,944)	$(16,427)

Net loss per share, basic and diluted	$(0.27)	$(0.28)	$(0.52)	$(0.55)

Weighted average common shares outstanding, basic and diluted	34,712	30,266	34,562	30,113

Demandware, Inc. Stock Based Compensation Expense (unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Cost of subscription revenue	$167	$95	$300	$210
Cost of services revenue	516	233	909	615
Sales and marketing	1,974	979	3,467	2,075
Research and development	1,795	822	3,331	1,735
General and administration	2,882	1,229	4,994	2,709
	$7,334	$3,358	$13,001	$7,344

Demandware, Inc. Compensation Expense Related to Contingent Retention Bonuses (unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Sales and marketing	$436	$-	$762	$-
Research and development	436	-	762	-

	$872	$-	$1,524	$-

Demandware, Inc. Condensed Consolidated Statements of Cash Flows (unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,185)	$(8,455)	$(17,944)	$(16,427)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,645	1,116	2,943	2,195
Bad debt expense	-	-	269	53
Stock-based compensation	7,334	3,358	13,001	7,344
Consulting expense settled with a restricted stock unit award	77	-	77	-
Deferred rent expense	58	20	32	(9)
Other non-cash reconciling items	232	165	367	310
Changes in operating assets and liabilities:
Accounts receivable	(1,603)	(2,187)	3,802	(1,027)
Prepaid expenses and other current assets	563	502	(5,284)	(463)
Other long term assets	1,146	(33)	(2,205)	(41)
Accounts payable	735	(649)	285	(789)
Accrued expenses	(955)	4,455	(2,473)	4,414
Deferred revenue	1,928	5,815	2,880	10,659
Net cash provided by (used in) operating activities	1,975	4,107	(4,250)	6,219

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,905)	(2,350)	(8,274)	(3,970)
Purchase of marketable securities	(45,372)	(13,116)	(82,275)	(30,649)
Acquisition, net of cash acquired	-	-	(12,136)	-
Sale and maturity of marketable securities	13,725	23,784	30,950	38,609
Change in restricted cash and other assets	7	31	(9)	(154)
Net cash (used in) provided by investing activities	(33,545)	8,349	(71,744)	3,836

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from shares purchased under Employee Stock Purchase Plan	643	-	643	-
Proceeds from exercise of stock options	1,368	1,247	4,716	1,561
Proceeds from issuance of notes payable	-	1,423	-	1,997
Payments of equipment notes	(611)	(750)	(1,221)	(1,432)
Payments of software financing agreement	-	(235)	(766)	(467)
Net cash provided by financing activities	1,400	1,685	3,372	1,659

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(11)	20	(4)	(81)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(30,181)	14,161	(72,626)	11,633
CASH AND CASH EQUIVALENTS — Beginning of period	199,980	56,349	242,425	58,877
CASH AND CASH EQUIVALENTS — End of period	$169,799	$70,510	$169,799	$70,510

Demandware, Inc. Calculation of Non-GAAP Operating Loss, Non-GAAP Net Loss, and Non-GAAP Net Loss Per Share (unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Non-GAAP Operating Loss:
GAAP operating loss	$(9,025)	$(8,413)	$(17,521)	$(15,730)
Add back:
Stock-based compensation	7,334	3,358	13,001	7,344
Compensation expense related to contingent retention bonuses	872	-	1,524	-
Total non-GAAP operating loss	(819)	(5,055)	(2,996)	(8,386)

Non-GAAP Net Loss:
GAAP net loss	$(9,185)	$(8,455)	$(17,944)	$(16,427)
Add back:
Stock-based compensation	7,334	3,358	13,001	7,344
Compensation expense related to contingent retention bonuses	872	-	1,524	-

Total non-GAAP net loss	(979)	(5,097)	(3,419)	(9,083)

Non-GAAP Net Loss Per Share:
GAAP net loss	$(9,185)	$(8,455)	$(17,944)	$(16,427)
Weighted average common shares outstanding, basic and diluted	34,712	30,266	34,562	30,113

GAAP net loss per share, basic and diluted	$(0.27)	$(0.28)	$(0.52)	$(0.55)
Add back:
Stock-based compensation	0.21	0.11	0.38	0.25
Compensation expense related to contingent retention bonuses	0.03	-	0.04	-
Non-GAAP net loss per share, basic and diluted:	$(0.03)	$(0.17)	$(0.10)	$(0.30)

CONTACT:
Investor Relations Contact:
Demandware
Erica Smith, 781-425-1222
Vice President, Investor Relations, Demandware
esmith@demandware.com